CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Form 10KSB of our report dated October 30, 1998, which appears on page 19 of the 1998 Annual Report to Shareholders of CSB Financial Group, Inc., for the year ended September 30, 1998.



                                        /s/ McGladrey & Pullen, LLP



Champaign, Illinois
December 19, 1998